Exhibit 10.1

MEZZANINE LOAN SALE AND PURCHASE AGREEMENT
This MEZZANINE LOAN SALE AND PURCHASE AGREEMENT (this “Agreement”) is entered into as of the 20th of August, 2018 by RXR 11 JANE MEZZ LENDER LLC, a Delaware limited liability company (“Seller”), and CLNC ML JANE NYC, LLC, a Delaware limited liability company (“Purchaser”).
R E C I T A L S:
A.     Seller is the holder of the loan (the “Loan”) identified adjacent to Seller’s name on Schedule I annexed hereto, made to JCM Jane Street Mezz, LLC (the “Borrower”) in the original principal amount also set forth on Schedule I annexed hereto.
B.    The Loan is evidenced and/or secured by the loan documents listed on Schedule II annexed hereto (such loan documents, collectively, the “Loan Documents”), including that certain Mezzanine Loan Agreement, dated as of August 1, 2017, between Seller and the Borrower (the “Loan Agreement”).
C.    Seller is party to that certain Intercreditor Agreement dated as of August 1, 2017 (the “Intercreditor Agreement”) by and between Seller and CIT Bank, N.A. (“Senior Lender”) with respect to the Loan.
D.    Purchaser desires to acquire from Seller, and Seller desires to transfer to Purchaser, all of Seller’s right, title and interest (as of the Closing Date, as defined below) in the Loan, the Intercreditor Agreement and the Loan Documents upon the terms and subject to the conditions set forth in this Agreement.
NOW, THEREFORE, in consideration of the mutual promises, covenants, representations, warranties and conditions hereinafter contained, the parties do hereby agree as follows:
ARTICLE I

SALE AND PURCHASE OF THE LOAN AND THE LOAN DOCUMENTS
1.1    Sale and Purchase.    Subject to the terms and conditions hereinafter specified, Seller shall sell, assign, transfer and convey to Purchaser, and Purchaser shall purchase and accept and assume from Seller, all of Seller’s right, title, interest and obligations in, to and under the Loan, the Intercreditor Agreement and the Loan Documents (the “Loan Transfer”).
1.2    Purchase Price. The purchase price (the “Purchase Price”) for the Loan and Loan Documents shall be equal to Twenty Million Dollars ($20,000,000), as modified pursuant to Section 1.2(c) below, payable in cash as follows:
(a)    Intentionally omitted.

(b)    On the Closing Date (as hereinafter defined), Purchaser shall deliver to Seller the Purchase Price (as modified pursuant to Section 1.2(c) below).
(c)    The Purchase Price shall (i) be increased by any accrued but unpaid interest under the Loan as of, but not including, the Closing Date, and (ii) be decreased by the sum of (x) any principal payments made under the Loan between the date hereof and the Closing Date, and (y) the yield maintenance premium paid in connection with any such principal payments between the date hereof and the Closing Date, to the extent that such yield maintenance premium (or applicable portion thereof) relates to a period from and after the Closing Date; provided, however, in no event shall the Purchase Price be reduced below zero (0). In addition, if the Loan is repaid in full prior to the Closing, then the parties shall have no obligation to effect the Loan Transfer.
Except as otherwise expressly specified to the contrary in this Agreement, Purchaser shall have no right to terminate this Agreement.
1.3    Due Diligence.
(a)    Due Diligence Period. Purchaser shall have until 5:00 P.M., Eastern Standard Time on the day prior to the Closing Date (the “Due Diligence Expiration”) to complete its due diligence with respect to the Loan (including with respect to the Loan Documents, the Property, any guarantor of the Loan, the Borrower and the Mortgage Loan (as defined in the Loan Agreement)). For good and valuable consideration (the receipt and sufficiency of each of which is hereby acknowledged by Seller), Seller agrees that if Purchaser (in its sole and absolute discretion and for any or no reason) determines that Purchaser is unsatisfied with the results of its due diligence, then Purchaser (without cost or liability to Purchaser) shall have the right to terminate this Agreement by written notice to Seller given at any time prior to the Due Diligence Expiration. Notwithstanding anything to the contrary in this Agreement, if such written notice is sent by e-mail transmission such notice shall be deemed given upon the sending of such e-mail transmission to the email address specified in Section 8.1. If Purchaser duly terminates this Agreement in accordance with this Section 1.3, then this Agreement shall be deemed terminated and of no further force or effect, except for the provisions expressly stated to survive the termination of this Agreement. If Purchaser does not duly terminate this Agreement in accordance with this Section 1.3 by the Due Diligence Expiration, then this Agreement shall remain in full force and Purchaser shall have no further right to terminate this Agreement under this Section 1.3.
(b)    Indemnification; Discussions. Purchaser shall indemnify, defend and hold harmless each Seller Party (as defined below) from and against any and all liabilities, claims, losses, damages and expenses (including reasonable attorneys' fees) that may be imposed on, incurred by, or asserted against Seller (or any other Seller Party) to the extent relating to or arising out of any physical due diligence conducted by or on behalf of the Purchaser, whether or not such due diligence is permitted herein. The indemnification provisions of the preceding sentence shall survive the Closing or termination of this Agreement. Prior to Closing, in no event shall Purchaser or any of its affiliates or agents commence any physical due diligence or testing at the Property other than customary site tours approved by, and coordinated through, Seller, and subject to the terms of the Loan Documents.

1.4    Pre-Closing Payments. Subject to Section 1.2(c), to the extent that any Seller Party receives any Pre-Closing Payments (as defined below), such Pre-Closing Payments shall belong to Seller without credit to Purchaser at Closing. As used herein, (i) “Seller Party” means Seller, any servicer of the Loan, and any direct or indirect owner, agent, advisor, representative, affiliate, employee, director, officer, partner, member, beneficiary, investor, servant, shareholder, trustee, or contractor of Seller; and (ii) “Pre-Closing Payments” means any payments of principal, interest or other amounts with respect to the Loan that are made to any Seller Party prior to Closing from whatever source.
1.5    Post-Closing Payments. To the extent that any Seller Party receives any Post-Closing Payments (as defined below), such Post-Closing Payments shall belong to Purchaser and shall be paid to Purchaser promptly upon receipt. As used herein, “Post-Closing Payments” means any payments of principal, interest or other amounts with respect to the Loan that are made to any Seller Party from and after Closing by any obligor under the Loan or with respect to the collateral for the Loan. This Section 1.5 shall survive the Closing.
1.6     Post-Signing Casualty or Condemnation Payments. To the extent that any Seller Party receives any Post-Signing Casualty or Condemnation Payments (as defined below), such Post-Signing Casualty or Condemnation Payments shall be paid to Purchaser, if received prior to the Closing, at the Closing, and, if received after the Closing, promptly upon receipt. As used herein, "Post-Closing Casualty or Condemnation Payments" means any payments made to any Seller Party with respect to any casualty or condemnation relating to the Property (as defined in the Loan Agreement). This Section 1.6 shall survive the Closing.
1.7    Payments Generally. All cash payments by the Purchaser to Seller hereunder shall be made in United States Dollars by wire transfer in immediately available funds to the account or the address which Seller specifies in writing from time to time.
ARTICLE II

THE CLOSING
2.1    Time and Place; Outside Date. (a)    The Closing shall occur on the Scheduled Closing Date (or such earlier date as agreed to by the parties) (i) at the offices of Haynes and Boone, LLP, 30 Rockefeller Plaza, 26th Floor, New York, New York 10112, or (ii) at the request of either Seller or Purchaser, through a customary escrow closing with a national title company selected by Purchaser acting as the escrowee (such national title company is such capacity, “Escrow Agent”).
(b)    Notwithstanding anything to the contrary contained herein, if the Closing has not occurred by the Outside Date, then either party (without cost or liability to it) may terminate this Agreement upon notice to the other; provided, however, that the right to terminate this Agreement pursuant to this Section 2.1(b) shall not be available to any party whose breach of any representation, warranty, covenant or agreement set forth in this Agreement has been the cause of, or resulted in, the Closing not occurring prior to the Outside Date.

(c)    As used herein, the following terms have the following meanings:
“Closing” shall mean the consummation of the Loan Transfer, including the payment, delivery and performance of all monies, items and obligations to be paid, delivered and/or performed hereunder on the Closing Date.
“Closing Date” shall mean the date on which the Closing actually occurs, but which shall be no later than the Scheduled Closing Date.
“Outside Date” shall mean March 31, 2019.
“Scheduled Closing Date” shall mean the date that is two (2) business days following the date on which all of the conditions set forth in Section 2.2 and Section 2.4 have been satisfied (or waived by the applicable party), other than those conditions that can only be satisfied at Closing.
2.2    Conditions Precedent to Obligations of Seller. The obligation of Seller to consummate the Loan Transfer on the Scheduled Closing Date is subject to the fulfillment (or, in Seller’s sole discretion, the written waiver) of the following conditions prior to or as of the Scheduled Closing Date:
(a)    the representations and warranties of Purchaser set forth on Exhibit A attached hereto shall be true and correct as of the Closing Date;
(b)    Purchaser shall have paid Seller (or, if the Closing is occurring through escrow, shall have delivered to Escrow Agent for payment to Seller upon consummation of the Loan Transfer) the Purchase Price in the manner required by Section 1.2 above;
(c)    NorthStar/RXR New York Metro Real Estate, Inc. (“Seller Parent”) shall have received approval from its stockholders for the sale of all or substantially all of its assets; and
(d)    Purchaser shall have delivered to Seller (or, if the Closing is occurring through escrow, shall have delivered to Escrow Agent for delivery to Seller upon consummation of the Loan Transfer) the documents described in Section 2.5 below, and Purchaser shall have otherwise complied with its obligations under Section 2.5 below.
2.3    Obligations of Seller. On the Closing Date, Seller shall deliver or cause to be delivered to Purchaser (or, if the Closing is occurring through escrow, to Escrow Agent for delivery to Purchaser upon consummation of the Loan Transfer) the following with respect to the Loan (such documents in clauses (a) through (c) and (e) below, the “Transfer Documents”):
(a)    an original Assignment and Assumption of Loan Documents and Accounts in the form attached hereto as Exhibit C (the “Assignment and Assumption”) executed by Seller, pursuant to which the Loan Documents are assigned to Purchaser;

(b)    the original executed promissory note identified on Schedule II, endorsed by an allonge in the form of Exhibit D attached hereto;
(c)    an original Assignment and Assumption of Intercreditor Agreement in a form reasonably acceptable to Seller and Purchaser (the “ICA Assignment and Assumption”) executed by Seller, pursuant to which Seller’s rights under the Intercreditor Agreement are assigned to Purchaser;
(d)    UCC-3 Assignments assigning to Purchaser the UCC-1 financing statements as of record;
(e)    a notice letter from Seller to the Borrower informing Borrower of the Loan Transfer and providing Purchaser’s notice information; and a notice letter from Seller to the Senior Lender informing Senior of the Loan Transfer and providing Purchaser’s notice information;
(f)    originals (or copies, to the extent Seller does not possess or control originals) of all material Loan Documents;
(g)    an original (or copy, to the extent Seller does not possess or reasonably control an original) of the Title Policy (as defined in the Loan Agreement);
(h)    the original limited liability company certificates that constitute part of the Collateral (as defined in the Loan Agreement), together with an original of the assignment/endorsement thereof “in blank” that was executed by the Borrower;
(i)    any other documents reasonably deemed necessary by Purchaser to evidence a transfer of the Loan and the related Loan Documents, provided, however, that this Section 2.3(h) shall not obligate Seller to execute, acknowledge or deliver any further documents or agreements or take any action that would or might reasonably impose upon Seller any additional material liability or obligations (beyond that imposed upon Seller under the other documents delivered, or required to be delivered, by Seller at the Closing).
In addition, (i) in connection with the Closing, the parties will enter into a settlement statement (the “Settlement Statement”) reasonably acceptable to the parties, and (ii) to the extent not previously made available to Purchaser on a website established by Purchaser with respect to the Loan, Seller shall use commercially reasonable efforts to deliver to Purchaser the remainder of the Loan File (as defined below) prior to Closing.
As used in this Agreement, the “Loan File” shall mean copies of Seller's file related solely to the Loan, the Intercreditor Agreement, the Mortgage Loan or the Property in the actual possession or reasonable control of Seller that constitute environmental, appraisal, survey, seismic, property condition and physical inspection reports prepared by Persons other than Seller, the payment history of the Loan for the past twelve (12) months, the payment history of the Mortgage Loan for the past twelve (12) months financial statements, the most recent insurance policies and certificates, the original or a copy, where the original is not in Seller’s possession or reasonable control, of the Title Policy, copies of leases requested by Purchaser, the Condominium Documents (as defined in the

Loan Agreement), copies of any purchase and sale agreement with respect to any condominium units at the Property, the most recent tenant estoppel certificates, subordination, non-disturbance and attornment agreements, opinion letters from Borrower’s counsel delivered at the closing of the origination of the Loan, zoning reports relating to the Property, material written correspondence and electronic correspondence to the extent material. Notwithstanding the foregoing, a “Loan File” shall specifically exclude, and Seller shall have no obligation to deliver, any draft documents, proprietary or privileged or internal communications, or credit underwriting or due diligence analyses or data, or any internal reports, correspondence, or memoranda.

2.4    Conditions Precedent to Obligations of Purchaser. The obligation of Purchaser to consummate the Loan Transfer on the Scheduled Closing Date is subject only to the fulfillment (or, in Purchaser’s sole discretion, the written waiver) of the following conditions prior to or as of the Scheduled Closing Date:
(a)    the representations and warranties of Seller set forth on Exhibit B attached hereto shall be true and correct as of the Closing Date (it being agreed that updates in principal balances, escrows and the last date of interest payments made shall be permitted and not considered a breach hereunder);
(b)    Seller Parent shall have received approval from its stockholders for the sale of all or substantially all of its assets and Seller shall have notified Purchaser of such approval; and
(c)    Seller shall have delivered to Purchaser (or, if the Closing is occurring through escrow, shall have delivered to Escrow Agent for delivery to Purchaser upon consummation of the Loan Transfer) the documents described in Section 2.3 above.
2.5    Obligations of Purchaser. On the Closing Date, Purchaser shall deliver, or cause to be delivered, to Seller (or, if the Closing is occurring through escrow, to Escrow Agent for delivery to Seller upon consummation of the Loan Transfer) the following:
(a)    the Purchase Price in the manner required by Section 1.2 above;
(b)    an original Assignment and Assumption, executed by Purchaser; and
(c)    an original ICA Assignment and Assumption, executed by Purchaser; together with an instrument pursuant to which Purchaser, on behalf of the lender under the Loan, remakes the representations and warranties made by such lender under the Intercreditor Agreement for the benefit of Senior Lender.
ARTICLE III
“AS IS” “WHERE IS” TRANSACTION
3.1    General. Purchaser does hereby acknowledge and agree that (a) Purchaser is expressly purchasing the Loan “AS IS, WHERE IS, AND WITH ALL FAULTS” with respect to all facts, circumstances, conditions and defects as of the Closing Date (including (i) the matters described on Schedule III annexed hereto (the “Existing Claims”)and (ii) all other facts, circumstances, conditions and defects with respect to the Loan Documents, the Property, any guarantor of the Loan and/or the Borrower); (b) Seller has specifically bargained for the assumption by Purchaser of all risk of adverse conditions with respect to the Loan (including with respect to the Loan Documents, the Property, any guarantor of the Loan and/or the Borrower) and has structured the Purchase Price and other terms of this Agreement in consideration thereof; and (c) Purchaser has been given the full opportunity to conduct all of its desired due diligence with respect to the Loan (including with respect to the Loan Documents, the Borrower, any guarantors of the Loan, and the Property); and, therefore, upon Closing, (1) Purchaser will be purchasing the Loan pursuant to its independent examination, study, inspection and knowledge of the Loan and the Loan Documents, and (2) Purchaser will be relying upon its own determination of the quality, value and condition of the Loan (including the Loan Documents, the Borrower, any guarantors of the Loan, and the Property) and not on any information provided or to be provided by Seller or any other Seller Party, in each case, other than the representations and warranties of Seller expressly set forth on Exhibit B hereto or in Section 8.17. Without limiting the generality of the foregoing, if the Loan or any aspect thereof (including the Property, any guarantor of the Loan and/or the Borrower) is or becomes subject to or the subject of any claim, action, lawsuit or other proceeding (collectively, "Claims"), including the Existing Claims, any other litigation commenced against any Seller Party with respect to the Loan or any bankruptcy filed by or against the Borrower or any guarantor of the Loan, then Purchaser shall accept the Loan subject to such Claims without any reduction to the Purchase Price (subject to Purchaser’s rights under Section 1.3).
3.2    Loan Sale Without Recourse and Without Warranties or Representations by Seller. NOTWITHSTANDING ANY CONTRARY PROVISION IN THIS AGREEMENT, THE SALE OF THE LOAN TO PURCHASER UNDER THIS AGREEMENT SHALL BE WITHOUT RECOURSE TO ANY SELLER PARTY, AND WITHOUT REPRESENTATION OR WARRANTY OF ANY NATURE BY ANY SELLER PARTY (EXCEPT TO THE EXTENT EXPRESSLY MADE IN EXHIBIT B OR IN SECTION 8.17); AND PURCHASER ACKNOWLEDGES AND AGREES THAT, EXCEPT TO THE EXTENT EXPRESSLY MADE IN EXHIBIT B OR IN SECTION 8.17, SELLER AND THE OTHER SELLER PARTIES HAVE NOT MADE, DO NOT MAKE AND SPECIFICALLY DISCLAIM (AND PURCHASER IS NOT RELYING ON SELLER OR ANY SELLER PARTY WITH RESPECT TO) ANY REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, INCLUDING ANY REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, OF, AS TO, CONCERNING OR WITH RESPECT TO THE FOLLOWING: (A) THE LOAN; (B) THE MARKETABILITY, VALUE, QUALITY OR CONDITION OF THE LOAN OR THE PROPERTY; (C) THE VALIDITY, ENFORCEABILITY, OR COLLECTIBILITY OF THE LOAN OR ANY OF THE LOAN DOCUMENTS; (D) THE VALIDITY, PRIORITY, OR PERFECTION OF ANY LIENS CREATED BY THE LOAN DOCUMENTS; (E) THE STATE OF TITLE, PRIORITY OF LIENS, ZONING, TAX CONSEQUENCES, PHYSICAL CONDITION, LEGAL COMPLIANCE, UTILITY CAPACITY OR COMMITMENT FOR UTILITY CAPACITY, OPERATING HISTORY OR PROJECTIONS,

VALUATIONS, GOVERNMENTAL APPROVALS OR GOVERNMENTAL REGULATIONS, COMPLIANCE WITH SPECIFICATIONS, LOCATION, EXISTENCE OF OR COMPLIANCE BY ANY OF THE PROPERTY WITH ANY FRANCHISE, MANAGEMENT OR OPERATING AGREEMENT, ANY LIQUOR, USE OR OCCUPANCY PERMIT OR LICENSE, DESIGN, USE, QUALITY, DESCRIPTION, DURABILITY, OR QUALITY OF MATERIAL OR WORKMANSHIP WITH RESPECT TO OR PERTAINING IN ANY MANNER TO THE PROPERTY AND ALL IMPROVEMENTS LOCATED ON ANY OF THE PROPERTY; (F) THE COMPLIANCE OF THE PROPERTY OR ANY COMPONENT THEREOF WITH ANY LEGAL REQUIREMENTS (INCLUDING THE AMERICANS WITH DISABILITIES ACT OF 1990 (AS SET FORTH IN CHAPTER 126 OF TITLE 42 OF THE UNITED STATES CODE) AND ALL REGULATIONS PROMULGATED THEREUNDER); THE AVAILABILITY OF ANY LICENSES, PERMITS OR APPROVALS FOR THE PROPERTY OR ANY COMPONENT THEREOF; OR THE AVAILABILITY OR FEASIBILITY OF ANY DEVELOPMENT OR SIMILAR RIGHTS FOR THE PROPERTY OR ANY COMPONENT THEREOF; (G) THE COMPLIANCE BY ANY SELLER PARTY OR ANY OTHER PERSON WITH ANY AND ALL APPLICABLE FEDERAL, STATE OR LOCAL LAWS AND ALL RULES, REGULATIONS, OR ORDINANCES PROMULGATED PURSUANT THERETO, PERTAINING TO OR IN ANY MANNER RELATED TO THE LOAN (INCLUDING THE COMPLIANCE OF THE LOAN WITH ANY STATE OR FEDERAL USURY LAWS AND REGULATIONS APPLICABLE THERETO); (H) THE ACCURACY OR COMPLETENESS OF ANY INFORMATION, DATA, STATEMENTS, AMOUNTS OR SOURCES OF INFORMATION CONTAINED IN THE LOAN DOCUMENTS; (I) BORROWER’S COMPLIANCE OR NON-COMPLIANCE WITH ANY TERM OR CONDITION OF THE LOAN DOCUMENTS; (J) THE FINANCIAL CONDITION OF THE BORROWER OR ANY GUARANTOR OF THE LOAN (INCLUDING THE EXISTENCE OR NON-EXISTENCE OF ANY BANKRUPTCY OR INSOLVENCY PROCEEDINGS WITH RESPECT THERETO); (K) THE RELATIONSHIP BETWEEN SELLER AND THE BORROWER AND/OR GUARANTORS UNDER THE LOAN; (L) THE CONDITION OF THE LOAN AND LOAN DOCUMENTS; AND (M) ANY OTHER MATTERS PERTAINING TO THE LOAN, THE BORROWER, ANY GUARANTOR OF THE LOAN OR THE PROPERTY. IN ADDITION, SELLER AND SELLER PARTY EXPRESSLY DISCLAIM ANY EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. WITHOUT LIMITING THE FOREGOING, NEITHER SELLER NOR ANY SELLER PARTY MAKES OR HAS MADE ANY REPRESENTATION OR WARRANTY REGARDING THE PRESENCE OR ABSENCE OF ANY HAZARDOUS SUBSTANCES ON, UNDER OR ABOUT THE PROPERTY OR THE COMPLIANCE OR NONCOMPLIANCE OF THE PROPERTY WITH ANY LEGAL REQUIREMENT REGARDING HAZARDOUS SUBSTANCES, INCLUDING THE COMPREHENSIVE ENVIRONMENTAL RESPONSE, COMPENSATION AND LIABILITY ACT, THE SUPERFUND AMENDMENT AND REAUTHORIZATION ACT, THE RESOURCE CONSERVATION RECOVERY ACT, THE FEDERAL WATER POLLUTION CONTROL ACT, THE FEDERAL ENVIRONMENTAL PESTICIDES ACT, THE CLEAN WATER ACT, THE CLEAN AIR ACT, ANY SO CALLED FEDERAL, STATE OR LOCAL “SUPERFUND” OR “SUPERLIEN” STATUTE, OR ANY OTHER STATUTE, LAW, ORDINANCE, CODE, RULE, REGULATION, ORDER OR DECREE REGULATING, RELATING TO OR IMPOSING LIABILITY (INCLUDING STRICT LIABILITY) OR STANDARDS OF CONDUCT CONCERNING ANY HAZARDOUS

SUBSTANCES (COLLECTIVELY, THE “HAZARDOUS SUBSTANCE LAWS”). FOR PURPOSES OF THIS AGREEMENT, THE TERM “HAZARDOUS SUBSTANCES” SHALL INCLUDE, WITHOUT LIMITATION, THOSE ELEMENTS OR COMPOUNDS WHICH ARE CONTAINED ON THE LIST OF HAZARDOUS SUBSTANCES ADOPTED BY THE UNITED STATES ENVIRONMENTAL PROTECTION AGENCY AND THE LIST OF TOXIC POLLUTANTS DESIGNATED BY CONGRESS OR THE ENVIRONMENTAL PROTECTION AGENCY OR UNDER ANY HAZARDOUS SUBSTANCE LAWS. PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT ANY INFORMATION PROVIDED OR TO BE PROVIDED WITH RESPECT TO THE LOAN WAS OR WILL BE OBTAINED FROM A VARIETY OF SOURCES AND THAT SELLER AND SELLER PARTY HAVE NOT MADE OR WILL BE OBLIGATED TO MAKE ANY INDEPENDENT INVESTIGATION OR VERIFICATION OF SUCH INFORMATION AND EXCEPT AS SET FORTH IN EXHIBIT B OR IN SECTION 8.17 SELLER AND SELLER PARTY MAKES NO REPRESENTATIONS AS TO THE ACCURACY OR COMPLETENESS OF SUCH INFORMATION. PURCHASER AGREES CLOSING UNDER THIS AGREEMENT SHALL CONSTITUTE AN ACKNOWLEDGMENT THAT THE LOAN WAS PURCHASED AND ACCEPTED AT CLOSING WITHOUT REPRESENTATION OR WARRANTY (EXCEPT AS OUTLINED IN EXHIBIT B OR IN SECTION 8.17 HEREOF), EXPRESS OR IMPLIED AND OTHERWISE IN AN “AS IS”, “WHERE IS”, AND “WITH ALL FAULTS” CONDITION BASED SOLELY ON PURCHASER’S OWN INSPECTION, AND WITHOUT LIABILITY BY OR RECOURSE TO SELLER OR ANY SELLER PARTY. NO EVENT OR CONDITION SHALL ENTITLE PURCHASER TO HAVE THE LOAN REPURCHASED BY SELLER.
3.3    Release. AS PART OF PURCHASER’S AGREEMENT TO PURCHASE AND ACCEPT THE LOAN AND THE LOAN DOCUMENTS IN THEIR "AS-IS” AND “WITH ALL FAULTS” CONDITION AS OF THE CLOSING DATE, AND TO THE FULLEST EXTENT PERMITTED BY LAW, PURCHASER, UPON CLOSING, DOES RELEASE, DISCHARGE AND FOREVER ACQUIT EACH SELLER PARTY FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTION (INCLUDING CAUSES OF ACTION IN TORT), LOSSES, DAMAGES, LIABILITIES, COSTS AND EXPENSES (INCLUDING ATTORNEYS’ FEES AND COURT COSTS) OF ANY AND EVERY KIND OR CHARACTER, KNOWN OR UNKNOWN (AND DISCLOSED OR UNDISCLOSED) WHICH PURCHASER MIGHT HAVE ASSERTED OR ALLEGED AGAINST SELLER OR ANY SELLER PARTY AT ANY TIME BY REASON OF OR ARISING OUT OF ANY AND ALL ACTS, OMISSIONS, EVENTS, CIRCUMSTANCES OR MATTERS IN ANY WAY PERTAINING TO THE LOAN, THE LOAN DOCUMENTS, THE BORROWER, ANY GUARANTOR OF THE LOAN (TO THE EXTENT RELATING TO THE LOAN), THE PROPERTY OR ANY OTHER COLLATERAL FOR THE LOAN, INCLUDING WITH RESPECT TO (I) THE SERVICING OF THE LOAN, (II) ANY MATTERS ENUMERATED IN SECTION 3.2 ABOVE, AND/OR (III) ANY EXISTING OR FUTURE CLAIMS RELATED TO THE LOAN, IN EACH CASE, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING PROVISIONS OF THIS ARTICLE 3, PURCHASER ACKNOWLEDGES AND AGREES THAT (A) IN RESPECT OF THE LOAN AND THE LOAN DOCUMENTS, PURCHASER MAY ULTIMATELY RECEIVE AN AMOUNT LESS THAN THE PURCHASE PRICE AND THAT PURCHASER SHALL HAVE NO RECOURSE AGAINST SELLER FOR

SUCH DEFICIENCY OR OF THE PRINCIPAL, INTEREST, FEES, EXPENSES OR ANY OTHER AMOUNTS OWING UNDER THE LOAN, OR UNDER ANY OF THE LOAN DOCUMENTS OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION THEREWITH; IN EACH CASE, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, AND (B) FROM AND AFTER THE CLOSING DATE, SELLER SHALL BE RELEASED FROM ALL SERVICING RESPONSIBILITIES FOR THE LOAN AND PURCHASER SHALL ASSUME ALL RESPONSIBILITIES FOR THE SERVICING OF THE LOAN.
3.4    Survival. Seller and Purchaser acknowledge and agree that the provisions of this Article 3 were a material factor in the determination of the Purchase Price and shall survive the Closing.
3.5    No Abrogation of Representations and Warranties. Notwithstanding anything to the contrary contained in this Article 3, nothing in Section 3.1, Section 3.2 or Section 3.3 shall relieve Purchaser of any right or remedy under this Agreement if any of the representations or warranties of Seller set forth on Exhibit B hereto or in Section 8.17 are inaccurate on the date hereof or on the Closing Date.
ARTICLE IV

REPRESENTATIONS AND WARRANTIES
4.1    Purchaser Representations. Purchaser hereby makes in favor of Seller the representations and warranties set forth on Exhibit A as of the date of this Agreement and as of the Closing Date. Such representations and warranties shall survive the Closing.
4.2    Seller Representations. Seller hereby makes in favor of Purchaser the representations and warranties set forth on Exhibit B as of the date of this Agreement and as of the Closing Date. Such representations and warranties shall survive the Closing for ninety (90) days (the “Survival Period”) (and, accordingly, any claim with respect to such representations and warranties that is not brought within the Survival Period shall be deemed waived); provided, however, that the Survival Period with respect to the representations and warranties of Seller set forth in paragraphs 1, 2, 3, 4, 5, and 7 of Exhibit B (the “Fundamental Representations”) shall be equal to the earlier of (1) the New York statute of limitations, and (2) the indefeasible repayment in full of the Loan. If the Closing shall take place without Purchaser making an objection to an untrue representation or warranty on Exhibit B of which Purchaser shall have actual knowledge as of the Closing Date, then Purchaser shall be deemed to have waived all liability of Seller by reason of such untrue representation. Notwithstanding anything to the contrary contained herein, Seller’s liabilities and obligations for breaches of its representations and warranties set forth in Exhibit B (other than the Fundamental Representations and the representations and warranties of Seller set forth in clause (i) of paragraph 12 of Exhibit B (collectively, the “Expanded Fundamental Representations”)) shall be capped, in the aggregate, at five percent (5%) of the aggregate Purchase Price (as such Purchase Price may be reduced pursuant to Section 1.2(c) hereof), and Seller’s liabilities and obligations for breaches of the Expanded Fundamental Representations shall be capped, in the aggregate, at the Purchase Price (as such Purchase Price may be reduced pursuant to Section 1.2(c) hereof and which shall be reduced subsequent to Closing by any future Loan repayments). Wherever in this Agreement the phrase “to Purchaser’s knowledge” or Purchaser’s “actual knowledge” (or phrases of similar meaning) is used, the same shall be deemed to mean and refer to the present, actual knowledge of Sujan Patel and David Palamé and shall not be construed, by imputation or otherwise, to refer to the knowledge of Purchaser or any parent, subsidiary or affiliate of Purchaser or to any other director, partner, member, broker, officer, agent, manager, representative or employee of Purchaser or to impose any duty to investigate the matter to which such actual knowledge, or the absence thereof, pertains.
ARTICLE V

DEFAULT AND REMEDIES
5.1    Failure to Close; Purchaser’s Default. If a Purchaser Default Event (as defined below) occurs, then Seller may (i) terminate this Agreement by written notice to Purchaser and/or (ii) except as otherwise expressly provided in this Agreement, exercise any other remedies available to it at law and in equity. For purposes hereof, “Purchaser Default Event” shall mean (i) Purchaser materially defaults in any of its obligations under Section 2.5 above, or (ii) any other material default by Purchaser under this Agreement that is not cured by the earlier of (x) the Scheduled Closing Date, or (y) the date that is ten (10) days after Seller gives Purchaser notice thereof.
5.2    Seller’s Default. If a Seller Default Event (as defined below) occurs, then Purchaser may (i) terminate this Agreement by written notice to Seller and/or (ii) except as otherwise expressly provided in this Agreement, exercise any other remedies available to it at law and in equity. For purposes hereof, “Seller Default Event” shall mean Seller materially defaults in any of its obligations under Section 2.3 above, other than its obligations under Section 2.3(b) (it being understood and agreed that a breach of Section 2.3(b) shall nonetheless constitute a failure of a condition precedent.
5.3    Cumulative Remedies; Specific Performance. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. If a party breaches any of its obligations hereunder, then (except as otherwise expressly provided herein) the other party shall entitled to all remedies available to it at law and in equity (provided that, in the case of a breach of a representation or warranty by Seller, all applicable limitations in Section 4.2 shall apply). The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Except as set forth in this Section 5.3, it is agreed that prior to the termination of this Agreement pursuant to Section 1.3, Section 5.1 or Section 5.2, the non-breaching party shall be entitled to an injunction or injunctions to prevent breaches of this Agreement by any other party and to specifically enforce the terms and provisions of this Agreement (including, without limitation, to enforce Purchaser’s obligation to pay the Purchase Price). The parties’ right of specific enforcement is an integral part of the transactions contemplated by this Agreement and each party hereby waives any objections to the grant of the equitable remedy of specific performance to prevent or restrain breaches of this Agreement by any other party (including any objection on the basis that there is an adequate remedy at law or that an award of specific performance is not an appropriate remedy for any reason at law or equity), and each party shall be entitled to an injunction or injunctions and to specifically enforce the terms and provisions of this Agreement to prevent or restrain breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of such party under this Agreement all in accordance with the terms of this Section 5.3 (including, without limitation, to enforce Purchaser’s obligation to pay the Purchase Price). In the event any party seeks an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, such party shall not be required to provide any bond or other security in connection with such order or injunction all in accordance with the terms of this Section 5.3.
5.4    Survival. Except as otherwise expressly set forth in this Agreement, no provisions of this Agreement shall survive the Closing (which, for purposes of this Section 5.4, shall be deemed to occur upon delivery of the Assignment and Assumption) or the termination of this Agreement.
5.5    Survival. The provisions of this Article 5 shall survive the Closing or the termination of this Agreement.
ARTICLE VI

COSTS AND EXPENSES
6.1    Closing Costs. Purchaser shall be responsible for, and shall pay at Closing, the following (the “Purchaser Closing Costs”): all escrow, transfer, filing and recording fees, taxes, costs and expenses applicable to the conveyance of the Loan to Purchaser, including any realty transfer, mortgage assignment, documentary and similar taxes payable in connection with the filing or recording of any Closing document contemplated hereby (including such of the foregoing as may by custom or legal requirement be payable by a seller of loans, but excluding any assignments of the Loan occurring prior to the transfer to Purchaser hereunder). Purchaser shall also be responsible for paying (i) all of its diligence costs, and (ii) the title insurance premium for any title insurance policy or endorsement obtained by Purchaser. Attorneys' fees pertaining to the negotiation of this Agreement and/or the Closing shall be borne by the party incurring such fees. The provisions of this Article shall survive the Closing.
ARTICLE VII

CERTAIN PRE AND POST CLOSING RIGHTS AND OBLIGATIONS.
7.1    Pre-Closing Covenants. Prior to Closing, Seller shall service and manage the Loan using its good faith business judgment in its ordinary course of business and customary practices as if it continued to hold the Loan for its own account, including, without limitation, with respect to insurance matters. Notwithstanding anything in this Agreement, Seller will not, without the prior written consent of Purchaser, which consent shall not be unreasonably withheld, conditioned or delayed, make any material decision with respect to the operation of the Loan, the Loan Documents or the Intercreditor Agreement, including engaging and replacing any servicer for the Loan and modifying any material terms of any servicing arrangement (for the avoidance of doubt, excluding decisions relating to the day-to-day administration and servicing of Loan); provided, that routine construction and loan administration related consents and decisions available to Seller under the Loan Documents (e.g., major trade contracts, change orders, etc.) shall not constitute material decisions so long as they do not materially affect the scope or nature of the project as a residential condominium building; it being agreed, for the avoidance of doubt, that any decision of Seller to pay or advance any sum of money under the Loan Documents (other than sums of money for which Borrower is required to reimburse the Mezzanine Lender in an amount not exceed $5,000 outstanding at any one time) shall constitute a material decision. Purchaser, at or prior to Closing, shall deliver the notice required to be delivered under Section 4(b) of the Intercreditor Agreement and shall deliver to Senior Lender any information and documentation requested by Senior Lender under such Section (and if such information and/or documentation is so requested, Purchaser shall provide evidence reasonably acceptable to Lender that Senior Lender has so approved all such information and documentation so requested).
7.2    Intentionally Omitted.
7.3    IRS Reporting. Purchaser shall submit Internal Revenue Service Form 1098 and 1099 Information Returns for the Loan for the entire year of the year in which the Closing Date occurs, and Seller will make commercially reasonable efforts to provide necessary data for same.
7.4    Indemnitees and Guarantees. Nothing in this Agreement or any documents delivered pursuant to this Agreement will prejudice Seller from seeking the benefit of any environmental indemnity or guaranty delivered by any guarantor or indemnitor in connection with the Loan to the extent permitted by applicable law and by the terms of the applicable environmental indemnity or guaranty and provided further that the rights of the then holder of the Loan are not reduced or impaired in any material respect.
7.5    Further Assurances. At any time and from time to time after the Closing, Seller and Purchaser shall, at the reasonable request of the other, execute and deliver any further documents or agreements and take such further actions as may be reasonably required for carrying out the intentions or facilitating the consummation of this Agreement; provided, however, that this Section 7.5 shall not obligate either party hereto to execute, acknowledge or deliver any further documents or agreements or take any action that would or might reasonably impose upon such party any additional material liability or obligations (beyond that imposed upon it under the documents delivered, or required to be delivered, by such party at the Closing, and the provisions of this Agreement which survive the Closing).
7.6    Survival. All the provisions in Sections 7.2 through and including 7.5 shall survive the Closing.

ARTICLE VIII

MISCELLANEOUS
8.1    Notices. All notices, demands or other communications of any type (herein collectively referred to as “Notices”) given by the parties, whether required by this Agreement or in any way related to the contemplated transaction, shall be void and of no effect unless given in accordance with the provisions of this Section 8.1 All notices shall be in writing and shall be sent to the party to whom the Notice is directed at the following addresses:
If to Purchaser, as follows:

CLNC ML Jane NYC, LLC
c/o Colony Credit Real Estate, Inc.
515 S. Flower Street
44th Floor
Los Angeles, CA 90071
Attention: General Counsel

with a copy to:

Haynes and Boone, LLP
30 Rockefeller Plaza
26th Floor
New York, NY 10112
Attention: Steven Koch and Brad Lavender
Email: Steven.Koch@haynesboone.com; and brad.lavender@haynesboone.com

If to Seller, as follows:
RXR 11 Jane REIT LLC
c/o RXR Realty LLC, 625 RXR Plaza
Uniondale, NY  11556
Attn: Jason Barnett
Email: jbarnett@rxrrealty.com

with copies to:

Gibson, Dunn & Crutcher LLP
200 Park Avenue
New York, NY 10166
Attn: Aaron Beim
Email: abeim@gibsondunn.com

All Notices shall be sent either by (1) personal delivery with receipt acknowledged in writing, (2) United States Mail, postage prepaid, as a registered or certified item, return receipt requested, (3) national prepaid overnight delivery service or (4) e-mail, provided that such e-mail transmission is confirmed within one Business Day (as defined below) thereafter in the manner set forth in either clause (1), (2) or (3) of this sentence. Each Notice sent by hand delivery or by national prepaid overnight delivery service shall be effective when received or refused by the party to whom the same is directed. Each Notice sent by certified or registered mail shall be deemed given when actually delivered as documented in a delivery receipt on the date of receipt or refusal as indicated on the return receipt. Each Notice sent by e-mail transmission shall be deemed given upon confirmation of receipt when transmitted by e-mail transmission during standard business hours on a Business Day (i.e., from 8:00 a.m. to 6:00 p.m., NY time) (or, if delivered after such business hours, on the next Business Day). Either party hereto may change the address for Notice specified above by giving the other party ten (10) days’ advance written notice of such change of address. Any Notice may be given either by a party hereto or by such party’s attorney. As used herein, “Business Day" shall mean all days except Saturdays, Sundays and the days observed as public holidays by the Federal government or the New York State or New York City governments.

8.2    Construction. Where required for proper identification, words in the singular shall include the plural; the masculine gender shall include the neuter and the feminine, and vice versa. As used in this Agreement, (i) the terms “herein” “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement as a whole, and not to any particular Section, unless expressly so stated, (ii) the term “including”, whenever used herein, shall mean “including without limitation”, except in those instances where it is expressly provided otherwise, and (iii) the term “person” shall mean a natural person, a partnership, a corporation, a limited liability company, and/or any other form of business or legal association or entity.
8.3    Modification. This Agreement may not be modified or amended except by an agreement in writing signed by both the parties. The parties may waive any of the conditions contained herein or any of the obligations of the other party hereunder, but any such waiver shall be effective only if in writing and signed by the party waiving such conditions or obligations.
8.4    Headings. The descriptive headings of the several Articles, sections and paragraphs contained in this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.
8.5    Entire Agreement. This Agreement, including the exhibits hereto, and the documents to be executed and delivered at the Closing, constitute the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements and understanding of the parties in connection therewith. No representation, warranty, covenant, agreement or condition not expressed in this Agreement or the documents and instruments executed at or in connection with the Closing shall be binding upon the parties hereto or shall affect or be effective to interpret, change or restrict the provisions of this Agreement.

8.6    Multiple Originals. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same instrument.
8.7    GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.
8.8    Binding Effect; Limitation on Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, legal representatives and assigns. Except in connection with an assignment of a Loan in accordance with Section 8.19, Seller shall not assign or otherwise transfer this Agreement without the prior written consent of Purchaser. Purchaser may not assign or otherwise transfer this Agreement (or any rights hereunder or in Purchaser) or permit the direct or indirect transfer of interests in Purchaser (other than to the extent such transfer is of no more than fifty percent (50%) of the direct or indirect interests in, and does not result in the change of control of, Purchaser) without the prior written consent of Seller, which consent Seller may grant or withhold in its sole and absolute discretion; provided, however, that Purchaser shall have the right to assign this Agreement to an affiliate of Purchaser (who is under common control with Purchaser or is at least fifty percent (50%) owned and controlled by Purchaser) without the consent of Seller upon notice to Seller and only so long as such assignee assumes all of Purchaser’s obligations hereunder (arising prior to, on or after such transfer). Any transfer or assignment Purchaser in violation of this Section 8.8 shall be void and shall constitute a default hereunder. Any transfer or assignment by Purchaser or Seller in violation of this Section 8.8 shall be void and shall constitute a default hereunder.
8.9    No Personal Liability. No direct or indirect owner, agent, advisor, representative, affiliate, employee, director, officer, partner, member, beneficiary, investor, servant, shareholder, trustee, attorney or contractor of Purchaser or any Seller Party shall have any personal liability, directly or indirectly, under or in connection with this Agreement or any other agreement made or entered into under or pursuant to the provisions of this Agreement, or any amendment or amendments to any of the foregoing made at any time or times, heretofore or hereafter. Notwithstanding any provision of this Agreement or any document delivered pursuant to this Agreement to the contrary, Seller and Purchaser shall not be liable under this Agreement or any other document delivered pursuant to this Agreement under any circumstances for punitive, exemplary, or special damages, or consequential damages measured by alleged “lost profits” or “lost opportunities”.
8.10    No Presumption Against Drafter. No rules of construction against the drafter of this Agreement shall apply in any interpretation or enforcement of this Agreement, any documents or certificates executed pursuant hereto, or any provisions of any of the foregoing.
8.11    Waiver of Jury Trial. PURCHASER AND SELLER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE THE RIGHT TO A JURY TRIAL IN ANY ACTION, SUIT OR PROCEEDING ARISING FROM OR RELATED TO THIS AGREEMENT.

8.12    No Recording. Neither this Agreement nor any memorandum hereof may be recorded without first obtaining Seller’s consent thereto. The recording of this Agreement without Seller’s consent (to be exercised in Seller’s sole and absolute discretion) shall be a default by Purchaser hereunder.
8.13    Third Party Beneficiary. This Agreement is solely for the benefit of Seller and Purchaser. No other person, party or entity shall have any right hereunder nor shall any other person, party or entity be entitled to rely upon the terms, covenants and provisions contained herein.
8.14    Jurisdiction and Service of Process. The parties hereto agree to submit to non-exclusive jurisdiction in the State of New York in any action or proceeding arising out of this Agreement and, in furtherance of such agreement, the parties hereby agree and consent that without limiting other methods of obtaining jurisdiction, personal jurisdiction over the parties in any such action or proceeding may be obtained within or without the jurisdiction of any court located in New York and that any process or notice of motion or other application to any such court in connection with any such action or proceeding may be served upon the parties by registered or certified mail to or by personal service at the last known address of the parties, whether such address be within or without the jurisdiction of any such court. Each party hereto expressly waives any and all rights that it may have to make any objections based on jurisdiction or venue to any action brought to enforce this Agreement in any such court in accordance with the above provisions.
8.15    Confidentiality. Purchaser agrees that (i) all written documentation and other information furnished by (or on behalf of) Seller to Purchaser concerning the Loan or Property and (ii) the results of Purchaser's due diligence with respect to the Loan and/or the Property (all of the foregoing items and information in the preceding clauses (i) through (ii) being collectively referred to herein as the "Confidential Information"), shall be treated confidentially as hereinafter provided. Purchaser agrees (x) to keep all Confidential Information strictly confidential, and (y) not to use the Confidential Information for any purpose other than Purchaser’s acquisition of the Loan pursuant to this Agreement; provided, however, that (x) the Confidential Information may be disclosed to the directors, officers, employees, investors and partners of Purchaser, and to Purchaser's, lender, attorneys, accounting firm, architects and similar consultants (all of whom are collectively referred to as "Related Parties") who need to know such information in connection with Purchaser’s acquisition of the Loan; and (y) the term “Confidential Information” shall not include any information that is a matter of public record or is provided in other sources readily available to the public other than as a result of disclosure thereof by Purchaser or Related Parties. The Related Parties shall be informed of the confidential nature of the Confidential Information and shall be directed in writing (or by e-mail) to keep all such information in the strictest confidence and not to use such information for any purpose unrelated to Purchaser’s acquisition of the Loan pursuant to this Agreement (and Purchaser shall be responsible for any failure by any of the Related Parties to keep such information confidential or for the use by any Related Parties of any Confidential Information for any purpose other than Purchaser’s acquisition of the Loan pursuant to this Agreement). The provisions of this Section 8.15 shall survive the termination of this Agreement, provided, however, except as set forth below, Purchaser shall have no obligations under this Section 8.15 that first arise from and after Closing.

8.16    Severability. In the event that any of the provisions of this Agreement shall for any reason be held to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect any other provision hereof and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.
8.17    Broker. Each of Seller and Purchaser hereby represents and warrants to the other that it has not dealt with any broker or finder in connection with the sale and purchase of the Loan hereunder. Each party agrees that it shall defend, indemnify and hold harmless the other party from and against any claim for a commission, fee or other compensation by reason of the sale and purchase of the Loan hereunder (including all costs and expenses associated with such claim, including reasonable attorneys’ fees), made by any other broker or other person with whom the indemnifying party has dealt and the other party has not dealt in connection with the transactions contemplated hereby. This Section 8.17 shall survive the termination of this Agreement or the Closing.
8.18    Intentionally Omitted.
8.19    Pre-Closing Transfer of Loan to Seller Affiliate. Seller may, at any time prior to Closing, transfer the Loan to a Seller Affiliate (as defined below), so long as, simultaneously with such transfer, (i) Seller assigns this Agreement to such Seller Affiliate, and (ii) such Seller Affiliate assumes all the obligations and liabilities of Seller under this Agreement. Upon (x) such a transfer and assignment to a Seller Affiliate, and (y) the assumption by such Seller Affiliate of the obligations and liabilities of Seller hereunder, such Seller Affiliate shall automatically become the “Seller” hereunder as if it originally executed this Agreement as “Seller” hereunder, although the Seller shall not be released from any obligations and liabilities under this Agreement. As used herein, “Seller Affiliate” means any entity that is directly or indirectly controlled or managed by Seller Parent or its affiliates.
8.20    Time of Essence. Time is of the essence of this Agreement, including the performance of the obligations of each of the parties hereunder; however, if the final date of any period which is set out in any provision of this Agreement falls on a day that is not a Business Day, then, in such event, the time of such period shall be extended to the next Business Day.
8.21    Attorneys’ Fees, Costs and Expenses. If either Seller or Purchaser commences an action against the other to enforce any of the provisions of this Agreement or because of a breach by either party of any of the provisions of this Agreement, the losing party will pay to the prevailing party reasonable attorneys’ fees, costs and expenses incurred in connection with the prosecution or defense of such action.
[REMAINDER OF PAGE INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.
PURCHASER:

CLNC ML Jane NYC, LLC,
a Delaware limited liability company

By: /s/ David A. Palamé
Name: David A. Palamé
Title: Vice President

[Signature Page to Mezzanine Loan Sale and Purchase Agreement]

SELLER:

RXR 11 JANE MEZZ LENDER LLC,
a Delaware limited liability company

By: /s/ Jason Barnett
Name: Jason Barnett
Title: Authorized Person

[Signature Page to Mezzanine Loan Sale and Purchase Agreement]

EXHIBIT A

Purchaser Representations and Warranties

Purchaser hereby represents and warrants to Seller that, as of the date hereof and as of the Closing Date:
(a)    Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction under which it was organized and has the full corporate power, authority and legal right to acquire and assume the Loan and the Loan Documents and to execute, deliver and perform this Agreement and the Transfer Documents to which it is a party and to consummate the transactions contemplated hereby and thereby;
(b)    the execution and delivery of this Agreement and the Transfer Documents to which it is a party by Purchaser does not, and the performance of, and compliance with, the terms of this Agreement and the Transfer Documents to which it is a party by Purchaser will not, conflict with any provision of any law or resolution to which Purchaser is subject or violate its organizational documents or conflict with or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any agreement or other instrument to which it is a party or that is applicable to Purchaser or any of its assets, or any order or decree applicable to Purchaser and such execution, delivery and performance will not result in the creation or imposition of any lien on Purchaser’s assets or properties;
(c)    this Agreement and the Transfer Documents to which Purchaser is a party have been duly authorized, executed and delivered by Purchaser and this Agreement and the Transfer Documents to which Purchaser is a party constitute valid and legally binding obligations of Purchaser enforceable in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and except that the enforcement of rights with respect to indemnification and contribution obligations may be limited by applicable law;
(d)    Purchaser has obtained all consents, approvals, authorizations and orders of any courts or governmental agencies or bodies required for the due execution, delivery and performance by Purchaser of this Agreement and the Transfer Documents to which it is a party and shall obtain all consents, approvals, authorizations and orders of any courts or governmental agencies or bodies required for the due execution, delivery and performance by Purchaser of any documents executed in connection with the transactions contemplated by this Agreement and the Transfer Documents to which it is a party; and
(e)    Neither Purchaser nor, to Purchaser’s knowledge, any of its respective officers, directors, shareholders, partners, managers, members or affiliates (including without limitation indirect holders of equity interests in Purchaser) is an entity or person (i) that is listed in the Annex to, or is otherwise subject to the provisions of Executive Order 13224 issued on September 24, 2001 ("EO13224"), (ii) whose name appears on the United States Treasury Department's Office of Foreign Assets Control ("OFAC") most current list of "Specifically Designated National and Blocked Persons" (which list may be published from time to time in various mediums including, but not limited to, the OFAC website, http:www.treas.gov/ofac/t11sdn.pdf) (iii) who commits, threatens to commit or supports "terrorism", as that term is defined in EO3224, or (iv) is subject to sanctions of the United States government or is in violation of any federal, state, municipal or local laws, statutes, codes, ordinances, orders, decrees, rules or regulations relating to terrorism or money laundering, including, without limitation, EO13224 and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (any and all parties or persons described in clauses (i) – (v) above are herein referred to as a "Prohibited Person").
(f)    Purchaser is a Qualified Transferee (as such term is defined in the Intercreditor Agreement).

EXHIBIT B
Seller Representations and Warranties
Seller hereby represents and warrants to Purchaser that, as of the date hereof and as of the Closing Date (it being agreed that updates in principal balances, escrows and the last date of interest payments made shall be permitted and not considered a breach hereunder):

1)
Subject to receipt of its stockholders’ approval, Seller has full right and authority to sell, assign and transfer the Loan and the Loan Documents and to execute, deliver and perform this Agreement and the Transfer Documents and to consummate the transactions contemplated hereby, and all actions necessary to authorize the foregoing have been duly taken or will be taken by the Closing Date.

2)
Subject to receipt of Seller’s stockholders’ approval, the Agreement has been (and upon execution and delivery thereof, the Transfer Documents shall be) duly authorized, executed and delivered by Seller and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, liquidation, receivership, moratorium or other laws relating to or affecting the enforcement of creditors' rights or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

3)	Seller is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was organized.

4)
Subject to receipt of Seller’s stockholders’ approval, no consent, approval, authorization, or order of, or registration or filing with, or notice to, any court or governmental agency or body having jurisdiction or regulatory authority over Seller or of any other third party is required for Seller's execution and delivery of this Agreement or the Transfer Documents or the actions contemplated thereby or, to the extent required, such approval has been obtained or will be obtained by the Closing Date.

5)
Subject to receipt of Seller’s stockholders’ approval, the execution, delivery, and performance of this Agreement and the Transfer Documents do not, and the performance of, and compliance with, the terms of this Agreement and the Transfer Documents by Seller, will not conflict with any provision of any law or resolution to which Seller is subject or violate its organizational documents or conflict with or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any agreement or other instrument to which it is a party or that is applicable to Seller or any of its assets, or any order or decree applicable to Seller and such execution, delivery and performance will not result in the creation or imposition of any lien on Seller’s assets or properties;

6)
Neither Seller nor, to Seller’s knowledge, any of its respective officers, directors, shareholders, partners, managers, members or affiliates (including without limitation indirect holders of equity interests in Seller) is an entity or person (i) that is listed in the Annex to, or is otherwise subject to the provisions of EO13224, (ii) whose name appears on OFAC’s most current list of "Specifically Designated National and Blocked Persons" (which list may be published from time to time in various mediums including, but not limited to, the OFAC website, http:www.treas.gov/ofac/t11sdn.pdf) (iii) who commits, threatens to commit or supports "terrorism", as that term is defined in EO3224, or (iv) is subject to sanctions of the United States government or is in violation of any federal, state, municipal or local laws, statutes, codes, ordinances, orders, decrees, rules or regulations relating to terrorism or money laundering, including, without limitation, EO13224 and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001.

7)
Immediately prior to the sale, transfer and assignment to Purchaser, Seller had good and marketable title to, and was the sole owner of, the Loan and each of the Loan Documents, in each case, free and clear of all liens, encumbrances, pledges, participations, charges or security interests, and none of the Loan, the Loan Documents or the Collateral have been released by Seller from the liens of the applicable Loan Documents.

8)
There are no legal actions, suits or similar proceedings pending or threatened in writing against Seller which, in any such case and if adversely determined, would reasonably be expected to materially and adversely affect Seller’s ability to consummate the transactions contemplated hereby.

9)
Seller has not received written notice that (or otherwise has knowledge that) the Borrower, Mortgage Borrower (as defined in the Loan Agreement) or any guarantor related to the Loan is or has been a debtor in any state or federal bankruptcy or insolvency proceeding.

10)
To the actual knowledge of Seller, there are no material actions, suits, arbitrations or governmental investigations or proceedings by or before any court or other governmental authority or agency now pending against Borrower, Mortgage Borrower or the Property which, if determined against Borrower, Mortgage Borrower or the Property, would materially and adversely affect the value of the Property or the security intended to be provided with respect to the Loan or the Mortgage Loan.

11)
Schedule II sets forth a true, correct and complete list of each of the material Loan Documents (as such term is defined in the Loan Agreement for the Loan), none of which has been affirmatively waived, modified, released or cancelled in any material respect (including, without limitation, any forbearance agreements or releases of collateral other than releases of reserves and escrows (it being understood and agreed that any releases of funds from any Accounts (as defined in paragraph 12 below) from and after the date of this Agreement shall be in accordance with the Loan Documents)), in each case, except to the extent specified on such Schedule II. Seller has delivered to Purchaser (or made available to Purchaser on a website established by Purchaser with respect to the Loan (the “Diligence Website”)) true, correct and complete copies of each of the documents listed on Schedule II.

12)
Schedule I (which Schedule shall be updated by Seller as of the Closing) accurately describes (i) the unpaid principal amount of the Loan, and (ii) the amount as of the date specified in Schedule I or the Business Day immediately prior to Closing, as applicable, of any escrow or reserve (including, without limitation, any cash management, deposit, clearing account or similar accounts (collectively, the “Accounts”)) held by or on behalf of Seller with respect to the Loan. The Loan is not more than thirty (30) days past due. There are no future funding obligations with respect to the Loan.

13)
Seller has not sent or received any written notices of default in connection with the Loan and, to the actual knowledge of Seller, no monetary event of default or material non-monetary event of default exists under the Loan Documents as of the date hereof. Seller has not received any written communications actually alleging any actual or potential claims, counterclaims, offsets, defenses or lender liability in connection with the Loan, and to the actual knowledge of Seller, no such claims, counterclaims, offsets or liability exist.

14)	To the actual knowledge of Seller, no material casualty or condemnation has occurred at the Property.

15)
To Seller’s actual knowledge, Seller has delivered, or made available to Purchaser on the Diligence Website, true, correct and complete (in all material respects) copies of all material Senior Loan Documents (as defined in the Intercreditor Agreement).

16)	To Seller’s knowledge, the outstanding unpaid principal balance of the Mortgage Loan as of the date hereof is $14,881,090.15.

17)
Seller has not given any written notice of default under the Intercreditor Agreement (other than any default that has been cured); and, to the Sellers’s actual knowledge, no event of default (or event which, with the passage of time or with notice and the expiration of any applicable grace or cure period, would constitute a material event of default) exists under the Intercreditor Agreement. Seller has delivered, or made available to Purchaser on the Diligence Website, a true, correct and complete (in all material respects) copy of the Intercreditor Agreement (including all amendments and modifications thereto).

18)
Seller has not received any written notice of default under the Intercreditor Agreement (other than any default that has been cured); to Seller’s actual knowledge, the Seller is not in default under the Intercreditor Agreement; and no party with respect to the Intercreditor Agreement has asserted or, to Seller’s knowledge, threatened in writing, any claim, counterclaim or defense, in each case in writing, against Seller under the Intercreditor Agreement. Without limiting the generality of the foregoing, all of the representations and warranties made by Seller in the Intercreditor Agreement were true and correct in all material respects when made and as of the date hereof.

19)
Seller has not received from any party any written notice of a default or event of default under the Senior Loan Documents (as defined in the Loan Agreement) or the taking by Senior Lender (as defined in the Intercreditor Agreement) of any Enforcement Action (as defined in the Intercreditor Agreement).

20)	There is no pending (or, to Seller’s actual knowledge, threatened in writing) litigation against Seller with respect to the Intercreditor Agreement.

21)	To Seller’s actual knowledge, no portion of the Property has been released from the lien of the Senior Mortgage (as defined in the Intercreditor Agreement).

22)	Seller has not made any claim with respect to the Title Policy (as defined in the Loan Agreement)

When the term “Seller's knowledge” or “Seller’s actual knowledge” or terms of similar import are used herein, it means, as to a Loan, the actual (and not constructive) current awareness of David Schwarz and Ann Harrington.

EXHIBIT C
ASSIGNMENT OF LOAN DOCUMENTS AND ACCOUNTS

[SELLER NAME] ("Assignor"), whose address is c/o ______________________, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby assigns, transfers, sets over and conveys to [BUYER NAME] ("Assignee"), whose address is [BUYER ADDRESS], all Assignor's right, title and interest in and to the documents described on Schedule A1 attached hereto (the “Loan Documents”), as the same may have been assigned, amended, supplemented, restated or modified, and all of Assignor’s right, title and interest in and to the accounts described on Schedule B attached hereto (the “Accounts”)2.

TO HAVE AND TO HOLD the same unto Assignee and its successors and assigns forever.

This Assignment is made without recourse or representation or warranty, express, implied or by operation of law, of any kind and nature whatsoever.

The foregoing paragraph shall not impair Assignor's representations and warranties pursuant to Section 4.2 of the Mezzanine Loan Sale and Purchase Agreement dated August 20, 2018 between the Assignor and Assignee.

Assignee assumes and agrees to discharge, perform, pay and be liable for all duties, obligations and liabilities of the Assignor under the Loan Documents and with respect to the Accounts first arising or accruing from and after the date hereof, including all obligations to make advances thereunder.

IN WITNESS WHEREOF, Assignor and Assignee have duly executed this Assignment as of ______________, 201[__].

[SIGNATURE BLOCKS TO BE ADDED]

____________________________

[1]	This is to be the same as Schedule II to this Mezzanine Loan Purchase Agreement

[2]	Schedule B should be marked “None.”

EXHIBIT D
ALLONGE TO PROMISSORY NOTE

This Allonge, dated as of ______________ __, 201_, is attached to and made a part of that certain [Promissory Note] in the principal sum of $_________, dated as of _____, 20__, and made by ________________, a ____________, to the order of ___________________________, a __________________________ (“Assignor”), for the purpose of annexing thereto the following endorsement:
Pay to the order of _________________________________________________

_____________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________ (“Assignee”), its successors and/or assigns, without recourse, representation or warranty, express or implied, by the undersigned, except as expressly set forth in Section 4.2 of that certain Mezzanine Loan Purchase Agreement dated as of August 20, 2018, between Assignor, as seller, and Assignee, as purchaser.

_____________________, a ____________

By:	______________________________________
Name:
Title:

[NO FURTHER TEXT ON THIS PAGE]